Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ChyronHego Corporation

Melville, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2014, relating to the consolidated financial statements of ChyronHego Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Melville, New York

May 29, 2014